Form of 6.500% Senior Note due 2042 THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO ARGO GROUP US, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. No. R-[ ] CUSIP No. 040130 106 ISIN No. US0401301066 ARGO GROUP US, INC. 6.500% Senior Notes Due September 15, 2042 Fully and unconditionally guaranteed by ARGO GROUP INTERNATIONAL HOLDINGS, INC. Principal Amount: $143,750,000 Exhibit 4.4

2 Regular Record Date: With respect to each Interest Payment Date, the close of business on the preceding 1st day of March, June, September and December, as the case may be Original Issue Date: September 25, 2012 Stated Maturity: September 15, 2042 Interest Payment Dates: The 15th day of March, June, September and December of each year, commencing on December 15, 2012 (or the most recent Interest Payment Date to which interest on the Notes has been paid or made available for payment) Interest Rate: 6.500% per year Authorized Denomination: $25 or any integral multiples of $25 in addition thereto ARGO GROUP US, INC., a Delaware corporation (the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED FORTY-THREE MILLION, SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($143,750,000) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date as specified above, commencing on December 15, 2012 (or the most recent Interest Payment Date to which interest on the Notes has been paid or made available for payment), and on the Stated Maturity at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a redemption date) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on a redemption date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid as provided in Section 2.2(d) of the Supplemental Indenture. Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year comprised of twelve 30-day months. In any case where any Interest Payment Date, the Stated Maturity or any date fixed for redemption of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Stated Maturity or the date so fixed for redemption or repayment, as the case may be, and no interest shall accrue in respect of the delay. Payment of principal, premium, if any, and interest on, and any Additional Amounts with respect to, this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on, and any Additional Amounts with respect to, this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States.

3 The Notes will be unsecured obligations of the Issuer and will rank equally in right of payment with all other unsecured, senior indebtedness of the Issuer from time to time outstanding. The Notes will rank senior to any subordinated indebtedness of the Issuer. ARGO GROUP INTERNATIONAL HOLDINGS, INC. (formerly known as Argo Group International Holdings, Ltd.) (the “Guarantor”) has fully and unconditionally guaranteed (the “Guarantee”) to the Holders and to the Trustee all payment obligations of the Issuer on this Note when due, in accordance with the provisions of the Indenture, as provided below. The Guarantee shall rank equally in right of payment with other unsecured, senior indebtedness of the Guarantor. The Guarantee will rank senior to any subordinated indebtedness of the Guarantor. REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

4 IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed. Dated: ARGO GROUP US, INC. By: Name: Kyle A. Struble Title: Chief Financial Officer December 11, 2023

6 (Reverse Side of Note) This Note is one of a duly authorized issue of Securities of the Issuer issued and issuable in one or more series under a Senior Indenture (the “Base Indenture”), dated as of September 25, 2012, among Argo Group US, Inc. (the “Issuer”), Argo Group International Holdings, Inc. (formerly known as Argo Group International Holdings, Ltd.), as guarantor (the “Guarantor”), and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of September 25, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantor and the Trustee, to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which this Note is, and is to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 6.500% Senior Notes due 2042 (the “Notes”), initially limited in aggregate principal amount to ONE HUNDRED FORTY-THREE MILLION, SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($143,750,000). The Issuer may, from time to time, without notice to, or the consent of, the Holders of the Notes, issue and sell additional Securities of this series (“Additional Notes”) ranking equally and ratably with the Notes in all respects (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial Interest Payment Date of such Additional Notes), provided that such Additional Notes are fungible with the previously issued Notes for U.S. federal income tax purposes. Any such Additional Notes shall be consolidated and form a single series with the Notes for all purposes under the Indenture, including voting. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture. To the extent the terms of this Note conflict with the terms of the Indenture, the terms of the Indenture shall govern. This Note is exchangeable in whole or from time to time in part for Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for this Note, and the Issuer does not appoint a successor Depositary within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (ii) at any time, the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation and the Issuer has not appointed a successor depositary within 90 days after the Issuer learns that the Depositary has ceased to be so registered or (iii) the Issuer in its sole discretion determines that this Note shall be exchangeable for Securities of this series in definitive registered form and executes and delivers to the Security Registrar a written order of the Issuer providing that this Note shall be so exchangeable, this Note shall be exchangeable for Notes of this series in definitive registered form, provided that the definitive Notes so issued in exchange for this Note shall be in denominations of $25 or any integral multiples of $25 in addition thereto, without coupons, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Issuer, the Guarantor, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may become or may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of

7 transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth therein, which provisions apply to this Note. The Notes shall not be redeemable prior to September 15, 2017. The Notes shall be redeemable, for cash, in whole or in part, on or after September 15, 2017, at the option of the Issuer, at any time and from time to time, until the Stated Maturity at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus (i) accrued but unpaid interest on the principal amount of Notes being redeemed to, but not including, the redemption date and (ii) Additional Amounts, if any, (subject to the right of Holders on the applicable Regular Record Date to receive interest due on the applicable Interest Payment Date). In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by such methods as the Trustee shall deem fair and appropriate. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note. The Issuer may redeem the Notes, at its option, at any time, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date fixed for redemption, at any time the Payor receives an Opinion of Counsel that there is a substantial probability that the Payor is or will be required as of the next Interest Payment Date to pay Additional Amounts as a result of, among other items set forth in the Supplemental Indenture, certain changes in the laws or interpretations of a Relevant Tax Jurisdiction, and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. The Notes are not entitled to the benefit of any mandatory redemption or sinking fund or to redemption or repurchase at the option of the Holders upon a change of control, a change in management, an asset sale or any other specified event. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer or the Security Registrar and duly executed by, the Holder hereof or his/her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Issuer will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, any Person authorized by the Issuer to pay the principal of or any premium or interest or Additional Amounts on, any Securities on behalf of the Issuer (“Paying Agent”) and the Security Registrar of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Issuer nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. The Notes are issuable only in registered form without coupons in denominations of $25 or any integral multiples of $25 in addition thereto. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as

8 requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Issuer. No recourse shall be had for payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule, law, statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, by the acceptance hereof and as part of the consideration for the issuance hereof. Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may be required by mandatory provisions of law.

9 ASSIGNMENT FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (Please print or typewrite name and address, including postal zip code, of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints To transfer said Note on the books of the Trustee, with full power of substitution in the premises. Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature Guarantee